UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2024

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrants as specified in its charter)

Israel	001-16174	Not Applicable
(State or Other Jurisdiction of Incorporation))	(Commission File Number)	(IRS Employer Identification Number)

124 Dvora Hanevi’a Street
Tel Aviv 6944020, Israel
(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8213
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Copies of communications to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2024, at a meeting of the Board of Directors (the “Board”) of Teva Pharmaceutical Industries Ltd. (“Teva” or the “Company”), the Board elected Mr. Chen Lichtenstein to serve as a member of the Board, effective December 1, 2024, until Teva’s 2025 annual meeting of shareholders. The Board determined that Mr. Lichtenstein qualifies as an independent director under the listing rules of the New York Stock Exchange.

Mr. Lichtenstein served from 2020 to 2023 as the Chief Financial Officer of Syngenta Group Ltd., a leading global agricultural technology provider of seeds, crop protection, nutrients and digital and other services to farmers worldwide, during which he was also responsible for the strategy, integration and productivity of the group. Prior to that, from 2014 to 2020, he served as the President and Chief Executive Officer of ADAMA Ltd. (formerly known as ‘Makhteshim Agan Industries Ltd.,’ a member of Syngenta Group). From 2013 to 2014, Mr. Lichtenstein served as the President and Chief Executive Officer of China National Agrochemical Corporation (CNAC), ChemChina strategic business division, the parent company of Syngenta Group. From 2006 to 2013, Mr. Lichtenstein served as the Deputy Chief Executive Officer, Head of Global Operations and held various other roles within Makhteshim Agan Industries Ltd. Prior to that, from 1999 to 2006, Mr. Lichtenstein held various executive roles at the New York and London offices of Goldman Sachs Group Inc., including as an Executive Director in the Investment Banking division. Mr. Lichtenstein holds a Ph.D. in Business Administration from the Graduate School of Business, and a J.S.D. from the School of Law at Stanford University, a B.Sc. in Physics from the Faculty of Mathematics and Natural Sciences, summa cum laude, and an LL.B. from the Faculty of Law, cum laude, at the Hebrew University of Jerusalem.

Mr. Lichtenstein serves as a board member of the Israel Democracy Institute since 2016, and as a trustee of the Tel Aviv University since 2019.

Mr. Lichtenstein has declared in writing that he possesses the requisite skills and expertise, as well as sufficient time, to perform his duties as a director of Teva, as required pursuant to the Israeli Companies Law, 5759-1999.

Mr. Lichtenstein will receive the same compensation as Teva’s other non-executive directors, which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2024.

There are no arrangements or understandings between Mr. Lichtenstein and any other persons pursuant to which Mr. Lichtenstein was elected as a director of the Board. Mr. Lichtenstein does not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Lichtenstein and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Date: November 12, 2024	By:	/s/ Eli Kalif
		Name:	Eli Kalif
		Title:	Executive Vice President, Chief Financial Officer

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